UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 5, 2010

SINOCOKING COAL AND COKE
CHEMICAL INDUSTRIES, INC.
(Exact name of Company as specified in charter)

Florida                                                                000-28179                                           59-3404233
   (State or other jurisdiction of incorporation)                    (Commission File Number)                       (IRS Employer  Identification Number)

Kuanggong Road and Tiyu Road 10th Floor,
Chengshi Xin Yong She, Tiyu Road, Xinhua District,
Pingdingshan, Henan Province, China 467000
(Address of principal executive offices)

+86-3752882999
(Company’s telephone number, including area code)

Ableauctions.com, Inc.
Suite 454-4111 Hastings Street
Burnaby, British Columbia V5C 6T7 Canada
(Former name and former address, if changed since last report)

Former telephone number, including area code 604-293-3933

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On February 5, 2010, the Company completed an acquisition of SinoCoking, a coal and coke producer based in the Henan Province of the People’s Republic of China, by means of a share exchange.  Simultaneously with the acquisition, the Company completed a USD $7 million private placement of its securities to non-U.S. investors at $6.00 per unit, with each unit consisting of one share of common stock, and a warrant to purchase 0.5 shares of common stock with an exercise price of $12.00 per share.  Madison Williams and Co., a Manhattan-based investment bank, has been engaged to act as placement agent for SinoCoking.

From February 8, 2010, our common stock will be quoted on the Over-the-Counter Bulletin Board under the new stock symbol “SCOK”.   Preciously, our common stock was traded on the NYSE Amex under the symbol “AAC.”

Acquisition of SinoCoking by Share Exchange

On February 5, 2010, the Company, previously named "Ableauctions.com, Inc." and now renamed “SinoCoking Coal and Coke Chemical Industries, Inc.” (the “Company” or “SinoCoking”), consummated an acquisition pursuant to a Share Exchange Agreement (“Exchange Agreement”) with the Company’s majority shareholders, Abdul and Hanifa Ladha (“Ladha”), Top Favour Limited, a British Virgin Islands corporation (“Top Favour”), and the shareholders of Top Favour, consisting of 12 individuals and 5 entities, who collectively hold 100% of Top Favour’s issued and outstanding share capital (the “Top Favour Shareholders”).  Under the Exchange Agreement, the Top Favour Shareholders exchanged their shares of Top Favour capital stock for newly-issued shares of the Company.  Hereinafter, this share exchange transaction is described as the “Acquisition.”

Top Favour is a holding company that, through its wholly owned subsidiary Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd. (“Hongyuan”), controls Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd. (“Hongli”), a coal and coke producer in Henan Province in the central region of the People’s Republic of China (“PRC” or “China”).  Hongli produces coke, coal, coal byproducts and electricity through its branch operation, Baofeng Coking Factory, and its wholly owned subsidiaries, Baofeng Hongchang Coal Co., Ltd. and Baofeng Hongguang Environment Protection Electricity Generating Co., Ltd, which we refer to collectively as the “Baofeng Subsidiaries”.  We refer to Hongli and the Baofeng Subsidiaries collectively as “Hongli Group”.  Top Favour controls Hongli Group through contractual arrangements with Hongli Group and its owners (see exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 included with this Form 8-K).  These contractual arrangements provide for management and control rights, and in addition entitle Top Favour to receive the earnings and control the assets of Hongli Group.  As a result of the Acquisition, the Company, Top Favour, Hongyuan and Hongli Group are now collectively referred to as “SinoCoking”.

SinoCoking’s principal products include coke, or carbon fuel produced by distillation of coal.  This coke is produced from coal that it mines as well as coal that it purchases.  SinoCoking produces and sells two types of coke, metallurgical coke primarily used in steel manufacturing and chemical coke used mainly for synthesis gas production.  SinoCoking also sells coal, including raw coal, “washed coal” (which is processed coal that is ready for coking or thermal uses), and “medium coal” and coal slurries (both of which are byproducts of the coal-washing process).  SinoCoking also produces and sells coal tar, which is a byproduct from its coke manufacturing process.

As a result of the Acquisition, the Company acquired 100% of the coal and coke producer known as SinoCoking, the business and operations of which now constitutes the primary business and operations of the Company.   Specifically, as a result of the Acquisition on February 5, 2010:

•
The Company acquired and now owns 100% of the issued and outstanding shares of capital stock of Top Favour, the British Virgin Islands holding company which owns and controls the SinoCoking coal and coking company business, making Top Favour a wholly-owned subsidiary of the Company;

•	The Company issued 13,117,952 shares of its common stock to the Top Favour Shareholders;

•	The ownership position of the shareholders of the Company who were holders of common stock immediately prior to the Acquisition changed from 100% to 3% of the Company’s outstanding shares; and

•	Top Favour Shareholders were issued common stock of the Company constituting approximately 97% of the outstanding shares of the Company.

For accounting purposes, the Acquisition will be treated as a reverse acquisition which results in the legal acquirer, the Company, being treated as being acquired by Top Favour under purchase accounting.

On February 5, 2010, the Company distributed all of its pre-Acquisition assets relating to the former Ableauctions business (after payment or assignment of liabilities) to Able (U.S.) Liquidating Trust, a liquidating trust for the benefit of holders of Company’s shares immediately prior to the closing of the Acquisition.  The Company will cease to operate the Ableauctions business, which management will be taken over by Able (U.S.) Liquidating Trust.  For further details concerning this distribution of assets, please refer to Item 2.01 of the Company’s Form 8-K filed on February 5, 2010 filed concurrently with this Form 8-K.

The parties to the Exchange Agreement waived certain conditions under the agreement in connection with the closing of the Acquisition.  Top Favour and the Top Favour Shareholders agreed that the Company’s common stock would be delisted from the NYSE Amex on the closing date of the Acquisition, and that the post-transaction company’s post-reverse-split shares of common stock will be quoted on the OTC Bulletin Board until the Company meets the listing criteria for quotation on a national exchange.  The parties agreed that the Company will apply for listing of its post-Acquisition common stock on the Nasdaq Stock Market in addition to the NYSE American Stock Exchange.  The parties agreed that immediately after the reverse stock split on the closing date of the Acquisition, the Company will complete an initial closing of a private placement financing with gross proceeds of approximately $7 million, and accordingly Top Favour and the Top Favour Shareholders waived the applicable financing condition in the Exchange Agreement.  The former officers and directors of the Company also waived application of the indemnification provisions under the Company’s Articles of Incorporation, for any of their acts prior to the Acquisition.

Reverse Stock Split and Name Change

On February 5, 2010, the Company effected a 1-for-20 reverse stock split of its common stock and changed its name to “SinoCoking Coal and Coke Chemical Industries Inc.”, by filing an amendment to its articles of incorporation with the Florida State Department.   For further information concerning the reverse stock split and name change, please refer to Item 5.03 of this Form 8-K.

Change in Management

On the closing date of the Acquisition, Mr. Abdul Ladha stepped down as Chief Executive Officer, Chief Financial Officer and Secretary of the Company and was succeeded by Jianhua Lv, the founder and president of SinoCoking.  As of February 5, 2010, Mr. Lv was appointed Chief Executive Officer, President and Chairman of the Board, and Mr. Zan Wu was appointed as the Chief Financial Officer, Treasurer and Secretary of the Company.   Also on the closing date of the Acquisition, the four former directors of Ableauctions stepped down from the Company’s board of directors and were succeeded by seven directors appointed by Top Favour to take office on February 15, 2010.   For additional details concerning the change in management please refer to Item 5.02 below in this Form 8-K.

Equity Financing at $6.00 per Unit

On February 5, 2010, immediately following the 1-for-20 reverse stock split and share exchange, the Company executed a private placement financing in which it sold and issued $7,085,352 of its units, at a purchase price of USD $6.00 per unit, to 34 non-U.S. investors under Regulation S.  Each unit consists of one (1) share of common stock and a warrant for the purchase of 0.5 shares of common stock with an exercise price of $12.00 per share.  The investor warrants are exercisable for a period of five years from the date of issuance.

In connection with the private placement financing, on February 5, 2010 the Company entered into a Securities Purchase Agreement with the 34 non-U.S. investors, and executed and delivered the investor warrants.

On the closing date, the Company issued a total of 1,180,892 shares of common stock, and warrants for the purchase of an additional 590,446 shares of common stock, to the investors in the private placement.

Item 3.02                      Unregistered Sales of Equity Securities

Equity Financing at $6.00 per Unit

Reference is made to the $7 million private placement transaction described under the subheading “Equity Financing at $6.00 per Unit” in Item 1.01 above, which is incorporated into this Item 3.02 by reference.

The securities issued in the private placement were exempt from registration, and not issued pursuant to any registration statement.  The securities issued are subject to applicable restrictions on resale pursuant to Regulation S promulgated under the Securities Act of 1933.

Item 5.01                      Changes in Control of Registrant

Reference is made to Items 1.01 and 5.02, which items are incorporated by reference into this Item 5.01.

As a result of the closing of the Acquisition and Initial Financing on February 5, 2010 (i) Honour Express Limited, a British Virgin Islands company, will receive 6,694,091 shares of common stock representing approximately 45.51% of the total and outstanding shares; Mr. Lv may be deemed to be a beneficial owner of the shares of the Company held by Honour Express Limited, because he is a director of that entity; (ii) Mr. Liuchang Yang will receive 574,566 shares of common stock representing approximately 3.91% of the total and outstanding shares; and (iii) Ms. Ruiyun Li will receive 913,009 shares of common stock representing approximately 6.21% of the total and outstanding shares.  These parties each received shares of the Company in the Acquisition, in exchange for the shares of Top Favour they previously held.  The foregoing percentages are based on 14,708,554 shares issued and outstanding immediately following the closing of the Acquisition and Initial Financing.  In addition, the foregoing share holdings reflect an agreement among Honour Express, Liuchang Yang and Ruiyun Li to adjust the number of post-transaction shares of common stock to be received by each of these parties at closing amongst themselves, such that Mr. Yang’s holdings would be reduced by 236,123 shares, Ms. Li’s shares would be reduced by 236,123 shares, and Honour Express’ holdings would be increased by 472,246 shares.

Prior to the closing of the Acquisition and the Initial Financing, Abdul and Hanifa Ladha beneficially owned approximately 53.9% of the pre-Acquisition issued and outstanding common stock of the Company.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors

In connection with the closing of the Acquisition on February 5, 2010 as described in Item 1.01 above, the following board and management changes occurred.

(a)	Resignation of Directors

In connection with the Acquisition, Abdul Ladha, Barrett E.G. Sleeman, David Vogt and Michael Boyling (each, a “Resigning Director” and collectively the “Resigning Directors”) agreed to resign as directors, subject to and immediately following the satisfaction of all three of the following conditions: (i) the closing of the Acquisition, (ii) the appointment of one or more successor directors in accordance with the terms of the Exchange Agreement, and (iii) the expiration of the 10-day period following the filing and delivery of an Information Statement on Schedule 14f-1 to the shareholders of the Company.

The Acquisition closed on February 5, 2010, and successor directors have been appointed in accordance with the Exchange Agreement.   In addition, the Schedule 14f-1 referred to above was filed and delivered to the February 1, 2010 shareholders of record of the Company on February 5, 2010, and the the successor directors will take office 10 days following the filing and delivery of the 14f-1, which is February 15, 2010.

The resignation of the Resigning Directors was in connection with the change of control under the Acquisition, and was not in connection with any disagreement between the Resigning Director and any of our officers or directors.  We provided a copy of this Item 5.02 to the Resigning Director and informed such Resigning Director that he may furnish the Company as promptly as possible with a letter stating whether he agrees or disagrees with the disclosures made in response to this Item 5.02, and that if he disagrees, then the company requests that he provide the respects in which he does not agree with the disclosures. We will undertake to file any letter received from the Resigning Director, if any, as an exhibit to an amendment to this current report on Form 8-K within two business days after receipt.

(b)	Resignation of Officers

Effective February 5, 2010, Abdul Ladha resigned as our President, Chief Executive Officer and Secretary.

 (c)           Appointment of Officers

Effective February 5, 2010, the following persons were appointed as our newly appointed executive officers (individually, a “New Officer” and collectively, the “New Officers”):

Name	Age	Position
Jianhua Lv	41	President, Chief Executive Officer
Liuchang Yang	54	Vice-President, Secretary
Zan (“Sam”) Wu	32	Chief Financial Officer
Hui Zheng	37	Vice President of Operations

There are no family relationships among any of our officers or directors.  Other than the Exchange Transaction, and except as set forth below under the subheading “Related Party Transactions”, there are no transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which any of the New Officers had or will have a direct or indirect material interest. Other than the Exchange Transaction, there is no material plan, contract or arrangement (whether or not written) to which any of the New Officers is a party or in which any New Officer participates that is entered into or material amendment in connection with our appointment of the New Officers, or any grant or award to any New Officer or modification thereto, under any such plan, contract or arrangement in connection with our appointment of the New Officers.

Descriptions of our newly appointed directors and officers can be found in the subsection titled “Information About Our New Directors and Officers” below.

(d)	Appointment of Directors

In connection with the Exchange Transaction, we agreed to appoint the following persons as new members of our board of directors (individually, a “New Director” and collectively, the “New Directors”).  The following table sets forth information regarding our New Directors, who will take office on February 15, 2010 in compliance with Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 thereunder.   None of these directors or officers has served as a director or officer of the Company prior to the Acquisition.

Name	Age	Position
Jianhua Lv	41	President, Chief Executive Officer and Chairman of the Board
Liuchang Yang	54	Vice-President, Secretary and Director
Zan (“Sam”) Wu	32	Chief Financial Officer
Hui Zheng	37	Vice President of Operations and Director
Hui Huang	42	Independent Director
Yushan Jiang	55	Independent Director
Jin Yao	61	Independent Director
Haoyi Zhang	47	Independent Director

The Company agreed to pay cash compensation in the amount of $10,000 to each director for their service on the board of directors in 2010.

Information About Our New Officers and Directors

Business Experience

The following is a summary of the educational background and business experience during the past five years of each of the Registrant’s directors and executive officers.  The following information includes the person’s principal occupation during the period, and the name and principal business of the organization by which he or she was employed.

Jianhua Lv, Age 41

Jianhua Lv has been the executive director and chairman of Hongli since 1996, when he founded the company.  Prior to this, from 1989 to 1996 Mr. Lv held a number of positions at the Henan Province Pingdingshan Coal Group, where he has developed many years of experience in the coal and coking industries.  In early 2007, Mr. Lv was appointed as a standing committee member of the Chinese People’s Political Consultative Conference of Baofeng, Henan Province, and as a standing committee member of the National People’s Congress of Baofeng, Henan Province. Mr. Lv has been honored as an outstanding entrepreneur of the year in 2003 and 2004.  Mr. Lv holds a bachelors degree from Henan University in Chinese, a master degree in economics from Henan University, and a master of law degree from the Central Party School.

Liuchang Yang, Age 54

Liuchang Yang has served as a director of Hongli since 2003, and as its Vice Chairman since January 2006.  Prior to this, Mr. Yang held various offices at the Registrant’s predecessors from 1983 to 2005, including secretary, deputy director, director and general manager of human resources.  Mr. Yang has extensive experience in management, human resources and administration.  Mr. Yang holds a bachelor’s degree in Law from Beijing University, a degree from the Center Party School in Economics and Management, and a graduate degree in Finance and Banking from the Chinese Academy of Social Sciences.

Zan (“Sam”) Wu, Age 32

Zan Wu has served as the chief financial officer of Hongli since July 2009.  Prior to this, Mr. Wu worked as an auditor at the Zhong Rui Hui Accounting Firm from 2000 to 2001.  Mr. Wu was a financial analyst at VIR Consultancy Ltd. from 2003 to 2004.  From 2004 through 2006, Mr. Wu held the positions of assistant manager and financial manager at Domino Scientific Equipment Ltd.  Mr. Wu was the chief representative of Global American, Inc. (China Representative Office) from 2006 – 2009.  Mr. Wu holds a bachelor’s degree in accounting from the Capital University of Economics and Business and a master’s degree in financial management and control from Aston Business School.

Hui Zheng, Age 37

Hui Zheng has served as vice manager of Human Resources at Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd. (SinoCoking) since 2006.  Prior to this Mr. Zheng worked at SinoCoking as a stastician, secretary and vice-dean from 1998 until 2006.  Mr. Zheng has worked in the materials industry since 1996.  Mr. Zheng holds a degree from Zhengzhou University.

Hui Huang, Age 42

Hui Huang is the chairman and chief executive officer of Wuhan Pingdingshan Coal and Wuhan Steel Unification Coking Company.  Mr. Huang has also served as director of sales and administration of the same company from 1985 to 1996.  He then served as director of the Economics and Technology Cooperation Center of the Pingdingshan Coal Group (now known as the Wuhan Pingdingshan Coal and Wuhan Steel Unification Coking Company) from 1996 to 2008, of which he is now chairman of the board.  Mr. Huang is also a director of the China Association of Comprehensive Resource Utilization, a vice-director of the Henan Institute of Coal (a branch of the China Association of Comprehensive Resource Utilization), and vice-secretary of the Pingdingshan Youth Union.

Yushan Jiang, Age 55

Yushan Jiang has served as the chief executive officer of the Pingdingshan Coal Group Shoushan Coking Co., Ltd. since February 2007.  Prior to this, from 2001 to 2007, he was chief engineer at the Henan Tianhong Coking Company.   Prior to this Mr. Jiang developed expensive experience in the coking industry as he held numerous positions since 1972 as a worker, director, and head of research and development for various coking operations.   Mr. Jiang is also currently a vice-director and member of the Coking Committee of the Henan Province Metals Association, and vice-secretary of the Henan Province Institute of Coal & Coke.  Mr. Jiang holds a Bachelor’s degree in Coal and Chemistry from the Wuhan College of Iron & Steel.

Jin Yao, Age 61

Jin Yao is vice-chairman of the China Division of the Asia Pacific CEO Association, a position he has held since 2003.  Prior to this Mr. Yao served as general manager at the Beijing Gaoping Technology Development Company from 1989 to 2003.  Mr. Yao holds a bachelor’s degree and a master’s degree in Electrical Engineering from the Beijing Institute of Technology.

Haoyi Zhang, Age 47

Haoyi Zhang serves as the chief financial officer of Henan Pinggao Electricity Ltd., one of the major A-Share public companies traded on the Shanghai Stock Exchange, a position he has held since January 2005. From January 2005 to March 2009, he served as the chief accountant of Henan Pinggao DongZhi Gao Ya Kaiguan Ltd., a Sino-Japanese Joint Venture with Toshiba, concurrently with his position as the chief financial officer at Henan Pinggao Electricity Ltd.  From April to December 2004, he served as the chief accountant of Henan Pinggao DongZhi Gao Ya Kaiguan Ltd. Mr. Zhang held numerous positions from July 1995 to March 2004 as the deputy director, the director, the deputy chief accountant, the assistant general manager and the chief accountant at China Beifang Industry Company, Xiamen Branch.  Mr. Zhang holds a Bachelor’s degree in Accounting from Xiamen University and an EMBA degree from Xian Jiaotong University.

Director Independence

Among the seven New Directors appointed to the Board of Directors in connection with the Closing of the Acquisition, the Board of Directors believes three of such individuals are not independent, and four meet the criteria for independence under the Nasdaq rules.

Audit, Nominating and Compensation Committees of the Board

Upon the New Directors taking office, the Board of Directors will have three standing committees: the audit committee, nominating committee and compensation committee.

Our Audit Committee will consist of three independent directors: Haoyi Zhang (chairman), Jin Yao and Yushan Jiang.  Mr. Zhang will serve, and is qualified to serve, as the audit committee financial expert.  The Audit Committee is responsible for recommending to the Board of Directors the selection of independent public accountants to audit our books and records annually, to discuss with the independent auditors and internal financial personnel the scope and results of any audit, to review and approve any nonaudit services performed by our independent auditing firm, and to review certain related party transactions.  Prior to the Closing, Ableauctions maintained an audit committee, which met four times during the last fiscal year.  The audit committee operates under a written charter adopted by the Board of Directors.  The Board of Directors also will designate Haoyi Zhang to serve as the audit committee financial expert for our Board, effective once he takes office as a director.

Our compensation committee will consist of three independent directors: Jin Yao (chairman), Hui Huang and Yushan Jiang.  In evaluating director candidates, our Compensation Committee will into account the entire background of the particular candidate, including his or her business experience, specialized skills or experience possessed by the particular candidate, and the candidate’s integrity and reputation.  Executive officer and director compensation is also determined by examining the entirety of the circumstances, including the experience and responsibilities of the particular individual as well as the amount of time devoted to the Registrant’s business. Our Board of Directors does not have a fixed policy regarding the consideration of director candidates recommended by shareholders and has not provided a process for shareholders to nominate director candidates.  Prior to the Closing, the Ableauctions Board did not maintain a Compensation Committee, and the functions that would have been performed by such a committee were instead performed by the full board of directors.

Our Nominating Committee will consist of three independent directors: Hui Huang (chairman), Yushan Jiang, and Jin Yao.   Our Nominating Committee is responsible for: (a) assisting the Board in determining the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board; (b) identifying highly qualified individuals meeting those criteria to serve on the Board; (c) proposing to the Board a slate of nominees for election by the shareholders at the Annual Meeting of Shareholders and prospective director candidates in the event of the resignation, death, removal or retirement of directors or a change in Board composition requirements; (d) reviewing candidates nominated by shareholders for election to the Board; (e) developing plans regarding the size and composition of the Board and its committees; (f) reviewing management succession plans; and (g) such other functions as the Board may from time to time assign to the Nominating Committee.  Prior to the Closing, the Ableauctions Board did not maintain a Nominating Committee, and the functions that would have been performed by such a committee were instead performed by the full board of directors.

Related Party Transactions

Messrs. Jianhua Lv, Liuchang Yang, Hui Zheng, Hui Huang, Yushan Jiang, Jin Yao and Haoyi Zhang are each considered related parties, since they are to be appointed to the Board of Directors upon consummation of the Exchange Transaction.  None of these individuals have engaged in any transactions with the Registrant, or in any transactions in which any of the foregoing individuals had or will have a direct or indirect material interest, except as follows:

Top Favour has loans from Mr. Jianhua Lv, a majority beneficial shareholder, President and Chief Executive Officer of Top Favour, and Mr. Liuchang Yang, Director and Vice President of Hongli.  Mr. Lv and Mr. Yang provided the funds for Top Favour’s acquisitions of the coal mine, Baofeng Coking, and to fund construction of the power plant.  These loans are unsecured, payable on demand and bear no interest.  Top Favour had paid off the loans related to the aforesaid business acquisitions before June 30, 2009, and did not impute interest for the three months ended September 30, 2009.  Top Favour imputed the interest on loans from Mr. Lv and Mr. Yang based on the prevailing rate which was 8.89% for the three months September 30, 2008.

Payables to Mr. Lv, and Mr. Yang as of September 30, 2009 and June 30, 2009 were as follows:

Due to	September 30, 2009 (Unaudited)	June 30, 2009	Term	Manner of Settlement

Mr. Jianhua Lv	$1,317,611	$1,281,304	Short term	Cash
Mr. Liuchang Yang	225,495	259,033	Short term	Cash
Total	$1,543,106	$1,540,337

Other Information

There are no family relationships among any of our New Directors of successor officers.To the Company’s knowledge, none of the New Directors, successor officers or affiliates of the Company or any owner of more than five percent of the Registrant’s Common Stock (beneficially or of record) is a party adverse in interest to the Registrant in any legal proceeding.  None of our promoters, control persons, directors or officers, or any proposed directors or officers, have been involved in any of the following events during the past five years: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding, excluding traffic violations and other minor offenses; (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or (4) being found by a court of competent jurisdiction, in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective at 5:00 pm Pacific time on February 5, 2010, a 1-for-20 reverse stock split of our common stock was effected, and we changed our corporate name to “SinoCoking Coal and Coke Chemical Industries, Inc.”

Item 9.01                      Financial Statements and Exhibits

Reference is made to the information disclosed in Items 1.01 and 5.01 above in the Form 8-K.  The required financial statements of SinoCoking shall be filed by the Company by amendment to this Form 8-K within 71 calendar days after the date of filing of this Form 8-K.

Exhibit Number	Description

2.1	Share Exchange Agreement (1)
2.2	First Amendment to Share Exchange Agreement (2)
3.1	Articles of Incorporation, as amended (3)
3.2	Articles Amendment dated February 3, 2010 *
3.3	Bylaws (3)
4.1	Specimen Stock Certificate of SinoCoking Coal and Coke Chemical Industries, Inc. *
10.1	Voting Agreement (1)
10.2	Consulting Services Agreement *
10.3	Operating Agreement *
10.4	Equity Pledge Agreement *
10.5	Option Agreement *
10.6	Voting Rights Proxy Agreement *
10.7	Lease Agreement *
10.8	Form of Securities Purchase Agreement *
10.9	Form of Warrant *
10.10	Form of Escrow Agreement *
10.11	Form of Director’s Offer and Acceptance Letter *
10.12	Form of Officer’s Offer and Acceptance Letter *
14.1	Code of Ethics (4)
99.1	Letter Regarding Departure of Former CEO, CFO and Secretary *
99.2	Legal Opinion of PRC counsel *

* Filed herewith.

(1)	Incorporated by reference to the Form 8-K Current Report filed by the registrant with the Securities and Exchange Commission by the registrant on July 17, 2009.

(2)	Incorporated by reference to the Form 8-K Current Report filed by the registrant with the Securities and Exchange Commission on November 25, 2009.

(3)	Incorporated by reference to the Form 10-SB filed by the registrant with the Securities and Exchange Commission by the registrant on November 18, 1999.

(4)	Incorporated by reference to the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 filed by the registrant on March 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC.

Date February 8, 2010	By:	/s/ Jianhua Lv
Jianhua Lv, Chief Executive Officer